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                                                                  Exhibit 10.44

                                                                       [10/1/93)

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                          CORPORATE PROPERTY INVESTORS

                               SIMPLIFIED EMPLOYEE

                                  PENSION PLAN

                             As Amended and Restated

                            Effective January 1, 1993


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                     CORPORATE PROPERTY INVESTORS SIMPLIFIED
                              EMPLOYEE PENSION PLAN

                                    ARTICLE I

                                  Introduction

1.1 ESTABLISHMENT OF PLAN: Corporate Property Investors whose principal place of business is located at 305 East 47th Street, New York, N.Y. 10017 hereby amends and restates, effective January 1, 1993, the Corporate Property Investors Simplified Employee Pension Plan, which was originally effective as of the Effective Date. The Plan is intended to provide simplified employee pensions to eligible Employees in accordance with
      Section 408(k) of the Code. The provisions of this restated Plan applies to Employees employed by an Employer after 1992; changes effected by any amendments included in this restated Plan shall not be applicable to any Participant who retired or died or whose employment otherwise terminated prior to January 1, 1993; all rights and benefits payable with respect to him shall be determined in accordance with the provisions of the Plan as in effect on such date of termination of employment.

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1.2   GENDER AND NUMBER: Wherever used herein, words in the masculine form shall be deemed to refer to females as well as to males and the singular shall be deemed to include the plural.

                                   ARTICLE II

                                   Definitions

2.1 AFFILIATE: (a) Any corporation or other business entity (other than the Trust) that is included in a controlled group of corporations or which is a trade or business under common control with the Trust, as provided in
      Section 414(b) and (c) of the Code, determined for purposes of Section 4.2, as if the phrase "more than 50 percent" was substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code, (b) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Trust and (c) any other entity required to be aggregated with the Trust Pursuant to regulations under Section 414(o) of the Code.

2.2 CODE: The Internal Revenue Code of 1986, as amended. All references to any section of the Code shall be deemed to refer not only to such section but also to

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      any amendment thereof and any successor statutory provision.

2.3 COMPENSATION: An Employee's wages, salaries and fees for professional services and other amounts received during the Plan Year for personal services actually rendered in the course of employment with the Employer determined prior to reduction for any contributions made on a salary reduction basis and excluded from income pursuant to Sections 125 or 402(e)(3) of the Code. Compensation shall include bonuses and overtime but shall exclude:

      (a) amounts deferred under the Trustees' and Executives' Deferred Remuneration Plan of Corporate Property Investors;

      (b) Employer contributions under this Plan or any plan qualified under
      Section 401(a) of the Code (other than contributions excluded from income pursuant to Section 402(e)(3) of the Code);

      (c) amounts included in gross income as a result of the exercise of a nonqualified stock option or a disqualifying disposition of stock acquired under an incentive stock option;

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      (d) reimbursement for automobile expenses and allowances;

      (e) any imputed income resulting from the provision of group-term or split dollar life insurance to the Employee;

      (f) living and moving allowances;

      (g) severance payments and settlements; and

      (h) forgiveness of debt owed the Employer. In no event shall the Compensation taken into account under the Plan for any Plan Year exceed the dollar limit included in Code Section 408(k)(3) (as adjusted by the Secretary of the Treasury or his delegate in accordance with Section 408(k)(8) of the Code).

2.4   EFFECTIVE DATE: December 20, 1979.

2.5 EMPLOYEE: An individual who is employed by an Employer and any leased employee within the meaning of Section 414(n)(2) of the Code if an Employer was the recipient of such leased employee's services but excluding (a) any nonresident aliens who have received no earned income from an Employer which constitutes earned income from sources within the United States and

      (b) individuals covered under a collective bargaining agreement which does not provide for coverage under the

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      Plan provided that retirement benefits were the subject of good faith bargaining.

2.6   EMPLOYER: The Trust and any Affiliate.

2.7 INDIVIDUAL RETIREMENT ACCOUNT: An individual retirement account that meets the requirements of Section 408(a) of the Code.

2.8 PARTICIPANT: An individual participating in the Plan in accordance with the provisions of Section 3.1.

2.9 PLAN YEAR: The 12-month period beginning on January 1st and ending on December 31st.

2.10 SERVICE: Employment with an Employer or an Affiliate or as a leased employee within the meaning of Section 414(n)(2) of the Code if an Employer or Affiliate was the recipient of such leased employee's services.

2.11  TRUST: Corporate Property Investors, a Massachusetts business trust.

                                   ARTICLE III

                                  Participation

3.1 ELIGIBILITY: Each Employee shall be a Participant for any Plan Year (whether or not he is employed by an Employer on the last day of the Plan
      Year) provided that he has:

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      (a) performed any Service during at least three of the immediately preceding five Plan Years; and

      (b) received at least $300 of compensation (as defined in Section 414(g)(7) of the Code and as adjusted by the Secretary of the Treasury or his delegate in accordance with Section 408(k)(8) of the Code) during the Plan Year.

3.2 NOTIFICATIONS: The Plan administrator shall notify an Employee in writing prior to the end of the first Plan Year in which he becomes a Participant. Such notification shall include information required to be furnished by Department of Labor regulations under 29 CFR 2520.104-49. Such notification shall also advise the Participant that he should establish an Individual Retirement Account and the date by which such Individual Retirement Account should be established. Each Participant shall notify the Plan administrator of the name and address of the trustee of the Individual Retirement Account and any other information the Plan administrator may request. The Plan administrator shall continue making deposits to the institution selected by the Participant until the Plan administrator receives notice in writing from such Participant, acceptable to the Plan administrator,

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      requesting that deposits be made to another institution. If the
      Participant fails to notify the Plan administrator of the establishment of an Individual Retirement Account or fails to provide any required information as of the prescribed date, the Plan administrator shall select an institution for the establishment of such an account and execute such forms and documents as may be necessary to establish an Individual Retirement Account for and on behalf of such Participant.

                                   ARTICLE IV

                                  Contributions

4.1 CONTRIBUTIONS: For each Plan Year after 1992, the Trust shall determine whether a contribution will be made under the Plan for that Plan Year. If the Trust determines that a contribution will be made for a Plan Year, there shall be contributed to the Individual Retirement Account of each individual who is a Participant for the Plan Year (whether or not his employment with an Employer has terminated prior to the last day of such Plan Year) 7-1/2% of the Participant's Compensation for such Plan Year up to the taxable wage base determined under Section 230 of the Social Security Act with respect to determining taxes under

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      Code Section 3101(a) for such Plan Year plus 11% of his Compensation for such Plan Year in excess of such taxable wage base.

      The contribution of the Employer made on behalf of each Participant shall be either (a) paid directly to the Individual Retirement Account of a Participant or (b) delivered to the Participant by check made payable to the trustee of the Participant's Individual Retirement Account. Such contribution shall be paid not later than the due date (including extensions) of the Employer's tax return for the tax year that corresponds with the Plan Year.

4.2 LIMITS ON CONTRIBUTIONS: Notwithstanding anything to the contrary in the Plan, the maximum "annual addition" (as herein defined) on behalf of any Participant for any Plan Year shall not exceed (and, if necessary, shall be reduced to) the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Year) or 25% of his total compensation (within the meaning of Code Section 415(c)(3)) for such Plan Year. The "annual additions" for a Participant shall be the sum of (a) contributions allocated to his Individual Retirement Account under the Plan, (b) contributions

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      and forfeitures allocated to his account for the Plan Year under any plan qualified under Code Section 401(a) maintained by an Employer and (c) any other amounts considered annual additions pursuant to Code Sections 415(1)(1) and 419A(d) (2).

                                    ARTICLE V

                                    Benefits

5.1 VESTING: All contributions made to this Plan by an Employer on behalf of a Participant shall be fully vested and nonforfeitable at all times.

5.2 WITHDRAWALS: Withdrawal of amounts contributed to a Participant's Individual Retirement Account shall be governed by the terms of such Individual Retirement Account. If a Participant does withdraw amounts from his Individual Retirement Account, he shall be responsible for paying any income, penalty, excise or other taxes associated with such withdrawal.

5.3 DEATH: In the event of a Participant's death, disposition of his Individual Retirement Account shall be governed by the terms of his Individual Retirement Account.

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                                   ARTICLE VI

                                 Administration

6.1 NAMED FIDUCIARY AND PLAN ADMINISTRATOR: The Trust shall be the named fiduciary and plan administrator. The Trust may by appointment allocate the duties of the plan administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing. The Plan administrator shall have the following powers and duties:

      (a) to construe and interpret the provisions of the Plan;

      (b) to decide all questions of eligibility for Plan participation;

      (c) to provide appropriate parties with such returns, reports, descriptions and statements as are required by law, within the times prescribed by law and to make them available for examination by Participants and their beneficiaries when required by law;

      (d) to take such other action as may be reasonably required to administer the Plan in accordance with its terms or as may be provided for or required by law;

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      (e) to provide any Participant whose claim for contributions has been denied with a reasonable opportunity for a full and fair review;

      (f) to appoint and retain such persons as may be necessary to carry out the functions of the Plan administrator.

6.2 EXPENSES OF ADMINISTRATION: All administrative expenses of the Plan shall be paid by the Employer.

                                   ARTICLE VII

                                 Employer Rights

7.1 NONGUARANTEE OF EMPLOYMENT: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

7.2 AMENDMENTS: The Trust reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of Employer contributions hereunder to be used for, or diverted to, any purpose other than the exclusive benefit of Participants; provided, however, that the Employer may make any amendment it determines necessary or desirable, with or

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      without retroactive effect, to comply with the Code or any other Federal law and regulations issued pursuant thereto.

7.3 SUCCESSOR EMPLOYER: In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of an Employer under the Plan.

7.4 RIGHT TO TERMINATE: The Plan is intended to be permanent but the Trust reserves the right to terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Trust, the Plan shall terminate unless it is continued by a successor to the Trust in accordance with Section 7.3.

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IN WITNESS WHEREOF, the Trust has executed this Plan the _______ day of
___________, 1993.

                                     CORPORATE PROPERTY INVESTORS


                                     By:  /s/ Corporate Property Investors
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